As filed with the Securities and Exchange Commission on May 28, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

GREAT AMERICAN FINANCIAL RESOURCES, INC.
(formerly known as American Annuity Group, Inc.)
(Exact name of Registrant as Specified in its Charter)

Delaware	31-1422526
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification Number)

_________________

1994 STOCK OPTION PLAN
(Full Title of the Plan)

_________________

Mark F. Muething, Esq.
Executive Vice President, General Counsel and Secretary
Great American Financial Resources, Inc.
250 East Fifth Street
Cincinnati, Ohio 45202
(513) 333-5300
(Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock	2,000,000 Shares	$13.83(2)	$27,660,000(2)	$2,237.70

(1)	This Registration Statement is filed for up to an additional 2,000,000 shares of common stock of Great American Financial Resources, Inc. (the “Registrant”) issuable to employees of the Registrant pursuant to the 1994 Stock Option Plan.
(2)	Estimated solely for purposes of calculating registration fee.
(3)	Registration fee has been calculated pursuant to Rule 457(h).

        This Registration Statement on Form S-8 is filed solely to register an additional 2,000,000 shares of common stock of the Registrant that may be acquired upon exercise of options granted under the Registrant’s 1994 Stock Option Plan.

        As permitted by General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-43425) are incorporated by reference into this Registration Statement on Form S-8.

Item 8.      Exhibits

5	Opinion of Mark F. Muething, Esq.
10	1994 Stock Option Plan (incorporated by reference to Exhibit 10 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-43425)
23.1	Consent of Mark F. Muething, Esq. (contained on Exhibit 5).
23.2	Consent of Ernst & Young LLP
24	Power of Attorney (contained on the signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on May 28, 2003.

GREAT AMERICAN FINANCIAL RESOURCES, INC. By:/s/Mark F. Muething Mark F. Muething Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person below whose signature is preceded by an (*) hereby constitutes and appoints Mark F. Muething, Christopher P. Miliano, or either of them, his true and lawful attorney and agent, to sign all amendments to this Registration Statement.

Signature	Capacity	Date
/s/Carl H. Lindner *Carl H. Lindner	Chairman of the Board of Directors (Principal Executive Officer)	May 28, 2003

/s/S. Craig Lindner *S. Craig Lindner	Director	May 28, 2003

/s/Robert A. Adams *Robert A. Adams	Director	May 28, 2003

*Ronald G. Joseph	Director	May __, 2003

/s/John T. Lawrence III *John T. Lawrence III	Director	May 28, 2003

*William R. Martin	Director	May __, 2003

*Ronald W. Tysoe	Director	May __, 2003

/s/Charles R. Scheper *Charles R. Scheper	Director	May 28, 2003

/s/Christopher P. Miliano Christopher P. Miliano	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 28, 2003